Exhibit 10.2

AMENDMENT LETTER

To:    INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, with offices at
18/F, ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau as Facility Agent

Attention: Ms Linda Chan

10 January 2022

Dear Sir or Madam

MGM CHINA HOLDINGS LIMITED (the Company) - HK$3,120,000,000 revolving credit facility agreement dated 26 May 2020 between, among others, the Company and Industrial and Commercial Bank of China (Macau) Limited, as facility agent (the Facility Agent) (the Facility Agreement).

1INTRODUCTION

We refer to the Facility Agreement. Terms defined in the Facility Agreement have, unless otherwise defined in this letter, the same meaning when used in this letter.

2REQUEST FOR AMENDMENT

In light of the prolonged impact of COVID-19, we request Majority Lenders consent to the amendments to the Facility Agreement that are set out in Schedule 1 (Amendment) to this letter (the Amendments) and that you provide us with the outcome of such consent process no later than 5.00 p.m. Hong Kong time on 11 February 2022. The Amendments will become effective on the date of your countersignature of this letter pursuant to clause 25.1(a) (Procedure) of the Facility Agreement indicating that they have been consented to by the Majority Lenders (such date being the Effective Date).

3CONSENT FEE

In consideration for its agreement to the Amendments, and subject always to Majority Lenders consent having been obtained, each Lender that provides its written consent to the Amendments (in the form of an email) to the Facility Agent by no later than 5pm Hong Kong time on 11 February 2022, will be paid a fee in an amount equal to 0.125 per cent of the aggregate amount of that Lender's Commitment as of close of business in Hong Kong on 11 February 2022, such fee being payable on 18 February 2022, so long as the Lender's Commitment as calculated on 11 February 2022 has not changed after this date.

4MISCELLANEOUS

(a)This letter is a Finance Document

(b)This letter and any non-contractual obligations arising out of or in connection with it are governed by English law. Clause 37 (Enforcement) of the Facility Agreement shall apply in respect of any dispute arising out of or in connection with this letter or any non-contractual obligation arising out of or in connection with this letter as if references in clause 37 (Enforcement) of the Facility Agreement to "Finance Document" or "Finance Documents" were references to this letter.

(c)This letter may be executed in any number of counterparts which when taken together shall be deemed to constitute one and the same letter.

Yours faithfully,

For

MGM CHINA HOLDINGS LIMITED

On counterpart

We confirm pursuant to clause 25.1(a) (Procedure) of the Facility Agreement that the Amendments are agreed to by the Majority Lenders and become effective on the date set out below.

By:

For

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, as Facility Agent (for
itself and the other Finance Parties) acting on the instructions of the Majority Lenders
Date:

SCHEDULE 1 AMENDMENT

1.Leverage Ratio

Clause 17.3 (Leverage Ratio) of the Facility Agreement is to be deleted in its entirety and replaced with the following:

"17.3 Leverage Ratio

The Company must ensure that, on each Accounting Date set out in the column entitled 'Accounting Date' in the table below, the Leverage Ratio does not exceed the ratio set out opposite the relevant Accounting Date in the column entitled 'Leverage Ratio' (if any) in the table below:

Accounting Date	Leverage Ratio
30 June 2020 / 30 September 2020 / 31 December 2020 / 31 March 2021 I 30 June 2021 / 30 September 2021 / 31 December 2021 /31 March 2022 / 30 June 2022 / 30 September 2022 / 31 December 2022	Not applicable
Each Accounting Date occurring on and after 31 March 2023	Not applicable

2.Interest Coverage Ratio

Clause 17.4 (Interest Coverage Ratio) of the Facility Agreement is to be deleted in its entirety and replaced with the following:

"17.4 Interest Coverage Ratio

The Company must ensure that on each Accounting Date set out in the column entitled 'Accounting Date' in the table below, the Interest Coverage Ratio is not less than the ratio set out opposite the relevant Accounting Date in the column entitled 'Interest Coverage Ratio' in the table below:

Accounting Date	Interest Coverage Ratio
30 June 2020 / 30 September 2020 / 31 December 2020 / 31 March 2021 I 30 June 2021 / 30 September 2021 I 31 December 2021 /31 March 2022 / 30 June 2022 / 30 September 2022 / 31 December 2022	Not applicable
Each Accounting Date occurring on and after 31 March 2023	Not applicable